UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2017

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 4.01 Changes in Registrant’s Certifying Accountant.

Deloitte & Touche LLP is our principal independent registered public accounting firm. In delivering its audit opinion, Deloitte & Touche LLP has relied on the opinions of KPMG LLP, principally in respect of our subsidiary which holds our U.K. operations. In an effort to achieve synergies associated with retaining only one auditing firm, our Audit Committee approved the dismissal of KPMG LLP on May 9, 2017 and Deloitte & Touche LLP will now be our sole independent auditor.

The reports of KPMG LLP for the fiscal years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During our fiscal years ended December 31, 2016 and 2015 and through the subsequent date of dismissal (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its reports on our consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

We provided KPMG LLP with a copy of this Form 8-K and requested that KPMG LLP provide us with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG LLP agrees with the above disclosures. A copy of KPMG LLP’s letter, dated May 15, 2017, is attached as Exhibit 16.1 to this Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2017 Annual Meeting of Stockholders was held on May 10, 2017. At the Annual Meeting, all measures were approved in accordance with the shareholder voting results noted below.

Proposal 1

The thirteen director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	WITHHELD	NON-VOTES
John D. Barr	69,859,637	6,864,030	4,496,179
Lisa Davis	76,538,881	184,786	4,496,179
Michael R. Eisenson	69,148,408	7,575,259	4,496,179
Robert H. Kurnick, Jr.	75,595,334	1,128,333	4,496,179
William J. Lovejoy	75,849,105	874,562	4,496,179
Kimberly J. McWaters	67,799,441	8,924,226	4,496,179
Lucio A. Noto	75,693,041	1,030,626	4,496,179
Roger S. Penske, Jr.	75,536,536	1,187,131	4,496,179
Roger S. Penske	75,260,134	1,463,533	4,496,179
Sandra E. Pierce	76,457,439	266,228	4,496,179
Kanji Sasaki	75,403,772	1,319,895	4,496,179
Ronald G. Steinhart	69,757,773	6,965,894	4,496,179
H. Brian Thompson	73,048,787	3,674,880	4,496,179

Proposal 2

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2017 was approved based upon the following votes:

FOR	AGAINST	ABSTAIN
80,286,537	912,683	20,626

Proposal 3

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
76,283,470	391,392	48,805	4,496,179

Proposal 4

The proposal on the frequency of future advisory votes on executive compensation was approved on an annual basis based upon the following votes:

1 Year	2 Years	3 Years	ABSTAIN	BROKER NON-VOTES
74,260,320	45,696	2,375,213	42,373	4,496,244

Item 8.01 Other Events.

Dividend Announcement

On May 10, 2017, we announced that our Board of Directors has approved a quarterly dividend in the amount of $0.31 per share payable June 1, 2017 to shareholders of record as of May 22, 2017, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

16.1 Letter from KPMG LLP to the Securities and Exchange Commission, dated May 15, 2017.

99.1 Press Release regarding Dividend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 15, 2017	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission, dated May 15, 2017.
99.1	Press Release.